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                                                                   EXHIBIT 23(a)


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the following registration statements on Form S-3 and related prospectuses and in the following registration statements on Form S-8 of The Williams Companies, Inc. of our report dated February 26, 1999, with respect to the consolidated financial statements and schedule of The Williams Companies, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1998:

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
        Form S-3:  Registration No. 333-20929
                   Registration No. 333-29185
                   Registration No. 333-66141

        Form S-8:  Registration No. 33-36770; Registration No. 33-44381;
                   Registration No. 33-40979; Registration No. 33-45550; Registration No. 33-43999; Registration No. 33-51539; Registration No. 33-51543; Registration No. 33-51551; Registration No. 33-51549; Registration No. 33-51547; Registration No. 33-51545; Registration No. 33-56521; Registration No. 33-58671; Registration No. 333-03957; Registration No. 333-11151; Registration No. 333-40721; Registration No. 333-33735; Registration No. 333-30095; Registration No. 333-48945; and Registration No. 333-61597.
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                                                               ERNST & YOUNG LLP

Tulsa, Oklahoma
March 26, 1999